i.d.i.gear

Innovative Designs, Inc.

July 25, 2011

I, Frank Riccelli, am lending Innovative Designs, Inc the amount of $10,000 Dollars, for at an interest rate of 10%. Repayment of $11,000, interest included, will be made by December 20, 2011.

Frank Riccelli

Joseph Riccelli, CEO

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303